UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2005

CHINA MEDIA1 CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-50193	46-0498798
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

2020 Main Street, Suite 500
Irvine, California	92614
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 757-0890

Eagle River Mining Corp.
(former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As previously reported, on December 26, 2004, China Media1 signed an agreement to acquire the two following contracts from Guangzhou Chuangrun Advertising Company, or Ghuangzhou, and Chaungrun Media Limited, or Chaungrun, located in Southern China: (1) the Guangzhou New Baiyun Airport Scrolling Advertising Signs Contract, and (2) the Guangzhou MTR (subway) Pillar Advertising Contract. Both Guangzhou and Chaungrun are controlled by Hanxiong Cai, the President, Chairman of the Board, and controlling stockholder of China Media1.

Under the terms of the agreement with Guangzhou and Chaungrun, or the Chaungrun Group, all rights under the airport contract and the subway contract were to be assigned to China Media1, including rights to revenues generated from the operations relating to the airport contract and the subway contract. However, in the event that either the airport contract or the subway contract was not assignable under Hong Kong or Chinese law, respectively, then the Chuangrun Group agreed to execute a trust agreement to legally assign all benefits generated under the contracts to China Media1.

In accordance with this understanding, China Media1 and the Chuangrun Group have agreed in principle to terms of an operating agreement to act, in part, as a trust agreement, pursuant to which Chaungrun is to become China Media1’s management company and we will be responsible for payments to Chuangrun for sales commissions earned by their employees and Chuangrun’s management fees. In addition, the Chaungrun Group will agree to transfer ownership of Guangzhou to China Media1 to become a wholly-owned subsidiary of China Media1, and the Chaungrun Group will agree to assign all revenues generated under the airport contract and the subway contract to China Media1 (and China Media1 will become responsible for all expenses associated therewith), to be effective as of January 1, 2005. China Media1 expects that the final definitive operating agreement will be executed within the next 45 days.

Advertising Contracts

On April 5, 2005, the Guangzhou Chuangrun Advertising Company, or Guangzhou, a company controlled by Hanxiong Cai, the President, Chairman of the Board, and controlling stockholder of China Media1 Corp, or China Media1, entered into an agreement with Chi Shang Ling Yue Advertising Company Limited, or Chi, to display advertising on 30 exterior scrolling advertising signs at the Guangzhou New Baiyun Airport. As set forth above, Guangzhou is required to assign the rights under this agreement with Chi to China Media1 as part of China Media1’s previous acquisition of the rights to display advertising at the Guangzhou New Baiyun Airport.

The contract period is one (1) year, commencing on or about June 15, 2005, as extended.
Chi has agreed to pay Guangzhou Company a 10% contract fulfillment guarantee in amount of approximately $630,000 (5,184,000 Renminbi (RMB)) either within 20 days of the commencement of the agreement or when 30% of the signs are in service, whichever comes later. Within one (1) month after the start of putting up the posters, Chi will pay the remaining 90%, or approximately U.S. $5,600,000 (RMB 46,696,000). We expect the signs to be installed in July 2005.

On or about May 25, 2005, Guangzhou entered into an agreement with Chi for the placement of advertisements on 70 light boxes throughout four (4) different locations inside the Guangzhou New Baiyun Airport. Each box contains three poster advertisements. As set forth above, Guangzhou is required to assign the rights under this agreement with Chi to China Media1 Corp. as part of China Media1’s previous acquisition of the rights to display advertising at the Guangzhou New Baiyun Airport.

The contract period is one (1) year, commencing on September 1, 2005. The total completion price is approximately U.S. $12,991,000 (RMB 107,520,000). Chi will pay Guangzhou a 15% prepayment either when 30% of the lights boxes are up and ready for advertising placements or on August 15, 2005, which ever comes later. Prepayment is equivalent to approximately U.S. $1,948,650 (RMB 16,128,000). Within seven days of completing all work, the remaining amount of approximately U.S. $11,042,349 (RMB 91,392,000) will be paid to Guangzhou.

Under the terms of both agreements, Chi is responsible for providing the appropriate business licenses, permits, and other related forms to legally complete the installation. Chi must also deliver design of each advertisement (poster) to Guangzhou five (5) days before installation of that advertisement. Guangzhou has the right to examine the content of all advertisements and is responsible for the day to day maintenance of the signs through its contract with Actionview, Inc. (as described below).

Sign Rental and Maintenance Agreement

On May 13, 2005, Chaungrun Media Limited, or Chaungrun, a company controlled by Hanxiong Cai, the President, Chairman of the Board, and controlling stockholder of China Media1 Corp, or China Media1, entered into an agreement with Actionview Far East Limited, effective April 1, 2005, whereby it will pay Actionview for rentals and maintenance of 150 rolling poster display systems for use in the Guangzhou New Baiyun Airport. As set forth above, Chaungrun is required to assign the rights under this agreement with Actionview to China Media1 as part of China Media1’s previous acquisition of the rights to display advertising at the Guangzhou New Baiyun Airport.

The term of the contract is five (5) years. Chaungrun will pay fees equal to 30% of revenues generated from the use and license of the Actionview display systems until minimum revenues are met, which is estimated to be during the first six months, then 25% during the next six months (or three months for certain signs) and 20%, thereafter. All payments are reduced for airport rental costs, 15% sales commissions, and 8% sales taxes.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 15, 2005, Angela Du and Rod Husband each resigned as directors of China Media1 Corp. To China Media1’s knowledge, neither resignation as a director is because of any disagreements with China Media1 on matters relating to its operations, policies and practices.

On June 15, 2005, the board of directors of China Media1 Corp. appointed Edwon Kam Yuet Lam, Cai Han Li, and Zhao Ai Ling to fill three vacancies on the board of directors, of which two resulted from the resignations listed above.

EDWON Kam Yuet LAM B.A., 46, born in Hong Kong, received a Bachelors Degree in Marketing and Business Administration from Hong Kong Baptist University in 1983. He is currently managing director of China Guangdong Guoye Koyo Auto Parts Limited, a joint venture company between Japan Koyo Corporation limited and Guangdong Guoye Group since 2000. From 1991 to 2004, he was Managing Director of China Exhibition Limited. From 1996 to 2000, he was Managing Director of China Guangzhou Hua Yuen Electronics Limited, subsidiary of Shenzhen Hua Yuen Group, a publicly listed company in China. He was Director and General Manager of Hong Kong Wellgory Limited and Hong Kong Keen Systems Limited from 1985 to 1990. For the past 10 years, he has concentrated on developing business in China. He brings a wealth of China experience to the company.

CAI Han Li, 32, received a college diploma and studied business management in Guangzhou Electronics and Television University. He started his career at Guangzhou Sunshine Development Ltd. and later transferred to Shantou Guo Guang Limited. He is currently Director of Administrations of Guangzhou Chuangrun Advertising Ltd., the company’s exclusive agent for the operation of the advertising assets.

ZHAO Ai Ling, 31, attended South China University of Technology from 1994 to 1997. She worked for Guangzhou Zhi Li Trading Limited from 1994 to 2002. She is currently Chief Accountant of Guangzhou Chuangrun Advertising Ltd.

Item 9.01  Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits.

10.1	Guangzhou New Baiyun Airport Bus Waiting Area Electronic Light Box Advertising Contract.

10.2	Guangzhou New Baiyun Airport Electronic Light Box Advertising Contract.

10.3	Agreement by and between Chuangrun Media Limited and Actionview Far East Limited dated May 13, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     June 17, 2005

(Signature)	China Media1 Corp. By:/s/ Ernest Cheung Ernest Cheung Secretary and Treasurer